Exhibit 99.1

 A NASDAQ Traded Company - Symbol HBNC

 This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.  Forward-Looking Statements

 Mark E. SecorEVP & Chief Financial Officer  *

 Horizon’s Growth Story  *

 *  Growth Transformation  Based on the daily trading volume during the fourth quarter of 2006 and first quarter of 2017, respectively.Financial data in millions, except for stock price, as of December 31, 2006 and March 31, 2017. Source: SNL Financial   (1)  (2)  (1)

 *  Growth Transformation  Financial data in millions, except for stock price, as of December 31, 2006 and March 31, 2017. Based on the daily trading volume during the fourth quarter of 2006 and first quarter of 2017, respectively. Source: SNL Financial   (1)  (2)  (2)

 *  Branch Footprint Then  (1)  December 2006  Locations – 15Counties – 6  Branches

   7  Branch Footprint Now  (1)  BranchesLoan Production OfficesNew Offices in 2017      March 2017      Locations – 58Counties – 22

 *  Branch Footprint Now  (1)  BranchesLoan Production OfficesNew Offices in 2017  March 2017  Locations – 58Counties – 22

 March 31, 2017  December 31, 2011  ($ in Millions)  2011  1Q17  CAGR  Commercial  $352  $1,106  24%  Real Estate  365  623  11%  Consumer  265  417  9%  Total  $983  $2,147  16%  *  Shift to Commercial Lending

 March 31, 2017  December 31, 2011  ($ in Millions)  2011  1Q17  CAGR  Non-interest  $131  $502  29%  Interest  538  1,432  20%  CDs  341  509  8%  Total  $1,101  $2,444  18%  *  Strong Low Cost Deposit Growth

 *  Wealth Management Growth Drives Fee Income

 *  Core net income and diluted EPS excludes one-time merger expenses and acquisition purchase accounting adjustments, gain on sale of securities and death benefit on bank owned life insurance. (See the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)2012’s results benefited from a record level of mortgage loan production volume and mortgage warehouse loan balances.Compound annual growth rate.  EPS Annual Growth Rate: 11%  Robust Earnings  (2)  (3)

 *  Excellent First Quarter 2017% Δ  2-Yr.  1-Yr.  Core Net Income   65%  39%  Core Diluted EPS  7%  13%  Core net income and diluted EPS excludes one-time merger expenses and acquisition purchase accounting adjustments, gain on sale of securities and death benefit on bank owned life insurance. (See the Appendix for a reconciliation of these non-GAAP amounts to their GAAP counterparts.)

 Craig M. DwightChairman & CEO  *

 A Growth Company  *

HORIZON BANK

A Company on the Move

	2002-2004	2005-2007	2008-2010	2011-2013	2014-2015	2016	1Q17
Organic Expans. (11)	St. Joseph S. Bend Elkhart	Lake County	Kalamazoo	Indianapolis	Carmel	Ft. Wayne Grand Rapids	Noblesville, IN[(2)] Columbus, OH[(2)]
M&A (11)	Anchor Mortgage	Alliance	American Trust	Heartland	1st Mortgage Summit Peoples	Farmers LaPorte CNB	Bargersville

Assets ($ Mil.)	$721	11% CAGR	$3,169[(1)]
Loans ($ Mil.)	$548	10% CAGR	$2,134[(1)]
Deposits ($ Mil.)	$489	12% CAGR	$2,444[(1)]

(1) Financials as of 3/31/2017.
(2) Planned new offices for 2017 – Noblesville branch application approved by OCC; Columbus Loan Production Office.

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Growth Opportunities Abound



Current Branches
Loan Production Offices
New Offices in 2017
Growth Markets
Emerging Markets
HQ
Grand Rapids
Kalamazoo
Battle Creek
Ann Arbor
South Bend
Northwest Indiana
Warsaw
Fort Wayne
Northwest Ohio
Lafayette
Indianapolis
Columbus

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 Considerable Market Share Opportunities  *  All Key Markets are MSA’s, except for Northwest Indiana which includes Lake and Porter Counties. Deposit Market Share as of June 30, 2016. Large Institutions defined as total assets greater than or equal to $10.0 billion at December 31, 2016. Source: SNL Financial  (1)  (2)  (3)

 *  Scale Drives Shareholder Value  Financial data as of December 31, 2016; market data as of April 25, 2017. Nationwide publicly traded banks, excluding merger targets. Source: SNL Financial

 *  Number of Banks Headquartered in Indiana and Michigan (1)  M&A Opportunities Continue  On average, 5% decline per year194 Banks Headquartered in Ohio  IN and MI commercial banks, savings banks and savings & loan institutions with assets greater than $0 as of December 31st of each respective year.As of December 31, 2016. Source: SNL Financial.  (2)

Proven Track Record

- **Historical Financial Performance Illustrates Ability to Execute**
- **Consistent, Well Executed and Disciplined Business Strategy**
- **A Growth Story**
  - 10-year asset and net income CAGR of 10% and 12%, respectively
  - Eleven acquisitions and eleven market expansions since 2002
  - Capacity to take additional market share
- **Entering the "Sweet-Spot" for Performance and Multiples**
- **Aptitude and Skill to Continue Mergers and Acquisitions**

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Horizon Outperforms the MarketFor Total Shareholder Return  As of April 28, 2017SNL U.S. Bank: Includes all Major Exchange Banks in SNL's coverage universe.  *  Horizon Bancorp: 5-Year Total Return Comparison

 Thank Youfor Your Investment inHorizon Bancorp

 A NASDAQ Traded Company - Symbol HBNC

 Appendix  *

 *  Non-GAAP Reconciliations